Exhibit 24.2

Power of Attorney

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints William J. Barrett, John F. Keller and Thomas B. Tyree, Jr., and each of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 (File No. 333-114554) of Bill Barrett Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and to sign and file any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue thereof.

     Dated this 31st day of August 2004.

/s/ James M. Fitzgibbons	Director
James M. Fitzgibbons

/s/ Randy Stein	Director
Randy Stein